12.
Part II.  Other Information

     Item 1.   Legal Proceedings
               None

     Item 2.   Changes in Securities
               None

     Item 3.   Defaults Upon Senior Securities
               Not applicable

     Item 4.   Submission of Matters to a Vote of Security Holders
               Not applicable

     Item 5.   Other Information
               None

     Item 6.   Exhibits and Reports on Form 8-K

               Form 8-K was filed on January 8, 1998, concerning the merger of Juniata Valley Financial Corp. with Lewistown Trust Company.

               (27) Financial Data Schedule


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              Juniata Valley Financial Corp.
                            (Registrant)



Date_______________________________       By_______________________________
                                              A. Jerome Cook, President


Date_______________________________       By_______________________________
                                              Linda L. Engle, Treasurer